             As filed with the Securities and Exchange Commission
                              on October 13, 1995



                                                 Registration No. 33-40339

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        Post-Effective Amendment No. 1

                                      to

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             Sequoia Systems, Inc.
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

           Delaware                                          04-2738973
-------------------------------                      ---------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              400 Nickerson Road
                      Marlborough, Massachusetts 01752
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)          (Zip Code)

                   1990 Outside Director's Stock Option Plan
                   -----------------------------------------
                           (Full title of the plan)

                             Jeremy F. Swett, Esq.
                              400 Nickerson Road
                       Marlborough, Massachusetts  01752
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                               (508) 480-0800
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)






                               page 1 of 2 pages

     Pursuant to a Registration Statement on Form S-8 (File No. 33-40339), Sequoia Systems, Inc. (the "Company") registered under the Securities Act of 1933, as amended (the "Act"), 250,000 shares of common stock, $.40 par value per share, of the Company, which shares were to be issued pursuant to the 1990 Outside Director's Stock Option Plan of the Company (the "Plan"). This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 57,500 shares of common stock of the Company which were to be issued under the Plan.

     Pursuant to Rule 478 promulgated under the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized, in the town of Marlborough, the Commonwealth of Massachusetts, on this 30th day of September, 1995.



                                            SEQUOIA SYSTEMS, INC.


                                            By:/s/Richard B. Goldman
                                               ---------------------
                                               Richard B. Goldman
                                               Vice President and
                                               Chief Financial Officer










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